EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-111381, 333-106667 and 333-95711) and in the
Registration Statements on Form S-8 (Nos. 333-108175, 333-104672, 333-101479,
333-99221, 333-91812, 333-91764, 333-81398, 333-71530, 333-71528, 333-66076,
333-66074, 333-65512, 333-59428, 333-58896, 333-57542, 333-48716, 333-48714,
333-48712, 333-44264, 333-32898, 333-93839, 333-93719, 333-79997, 333-76667,
333-76665, 333-68703, 333-52035, 333-24831, 333-00535 and 033-59153) of Cypress
Semiconductor Corporation of our report dated February 1, 2004, relating to the financial statements of Digital Century Capital, L.P. for the year ended December 31, 2003, which appears in this Form 10-K.

/s/ Eisner LLP
------------------------

New York, New York
March 5, 2004